Independent Auditors' Consent


The Board of Directors
Total System Services, Inc.:


We consent to the use of our reports incorporated herein by reference and to the reference to our Firm under the heading "Experts" in the Registration Statement/Prospectus.


                                    /s/ KPMG Peat Marwick LLP
                                    KPMG Peat Marwick LLP




Atlanta, Georgia
April 14, 1995